CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of Thrivent Variable Insurance Account C of our report dated February 18, 2019 relating to the financial statements of Thrivent Financial for Lutherans and to the use of our report dated April 29, 2019 with respect to the financial statements of TLIC Variable Insurance Account B, which appear in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN

July 1, 2019